                                            Exhibit 99.3

                                            Exhibit to Annual Report
                                            on Form 10-K of
                                            Angelica Corporation



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             _______________

                                Form 11-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1998
                               --------------------------------------

                                    OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from ______________ to _______________


     Commission file number   1-5674
                            -----------------------------------------


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                         THE ANGELICA CORPORATION
                           SAVANNAH 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           ANGELICA CORPORATION
                        424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)   Financial Statements.                       Pages of this
            --------------------                        -------------
                                                          Form 11-K
                                                          ---------

            Report of Independent Public Accountants         5

            Statement of Net Assets Available for            6
            Plan Benefits - September 1, 1998 and
            December 31, 1997

            Statement of Changes in Net Assets               7
            Available for Plan Benefits - Eight
            Months ended September 1, 1998

            Notes to Financial Statements                    8-10

            Schedule I                                       11

            Schedule II                                      12




     (b)   Exhibits.
           --------

           23.  Consent of Independent Public Accountants.

         THE ANGELICA CORPORATION
         SAVANNAH 401(k) PLAN

         FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
         AS OF SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
         TOGETHER WITH AUDITORS' REPORT

                      THE ANGELICA CORPORATION
                      ------------------------

                        SAVANNAH 401(k) PLAN
                        --------------------


          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------

              SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
              ----------------------------------------


                         TABLE OF CONTENTS
                         -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statements of Net Assets Available for Plan Benefits--September 1,
    1998, and December 31, 1997
  Statement of Changes in Net Assets Available for Plan Benefits for the
    Eight Months Ended September 1, 1998

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes--September 1, 1998
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Eight Months Ended September 1, 1998

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Savannah 401(k) Plan (the
Plan) as of September 1, 1998, and December 31, 1997, and the related statement of changes in net assets available for plan benefits for the eight months ended September 1, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of September 1, 1998, and December 31, 1997, and the changes in net assets available for plan benefits for the eight months ended September 1, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                     /s/ Arthur Andersen LLP


St. Louis, Missouri,
   April 1, 1999


                                            THE ANGELICA CORPORATION
                                            ------------------------

                                              SAVANNAH 401(k) PLAN
                                              --------------------


                              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              ----------------------------------------------------

                                    SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
                                    ----------------------------------------

                                                                                 December 31, 1997
                                                          ---------------------------------------------------------------------

                                                                                                                       Directed
                                                                            Company                    Interest        Purchase
                                          September 1,                       Stock        Mutual       Income          of Life
                                             1998           Total            Fund          Fund         Fund          Insurance
                                          ------------    --------          -------       ------       --------       ---------
         ASSETS
         ------

INVESTMENTS, at fair value:
  Angelica Corporation
    Common Stock                            $    -        $    928           $928         $   -        $     -          $   -
  MFS Growth Opportunities
    Fund                                         -           2,222             -           2,222             -              -
  Washington Mutual
    Investors Fund                               -           6,791             -           6,791             -              -
  American Balanced Fund                         -             645             -             645             -              -
  Society National Bank MGD
    GIC Fund                                     -         557,091             -              -         557,091             -
  Boatmen's BT Short-Term
    Investment Fund                              -          35,904             26             31         35,833             14
  Loans to participants                          -          19,556             -              -          19,556             -
                                            -------       --------           ----         ------       --------         ------
                                                 -         623,137            954          9,689        612,480             14
OTHER ASSETS:
  Contributions receivable
    (including employer's
    contributions of $776)                       -           4,112              5             33          4,058             16
  Interest and dividends
    receivable                                   -             171             10             -             161             -
Loan payments receivable                         -             794             -              -             794             -
                                            -------       --------           ----         ------       --------         ------
        Total assets                             -         628,214            969          9,722        617,493             30

      LIABILITIES
      -----------


PREMIUMS PAYABLE                                 -              30             -              -              -              30
                                            -------       --------           ----         ------       --------         ------
NET ASSETS AVAILABLE
  FOR PLAN BENEFITS                         $    -        $628,184           $969         $9,722       $617,493         $   -
                                            =======       ========           ====         ======       ========         ======

                         The accompanying notes are an integral part of these statements.

                                            THE ANGELICA CORPORATION
                                            ------------------------

                                              SAVANNAH 401(k) PLAN
                                              --------------------


                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         --------------------------------------------------------------

                                  FOR THE EIGHT MONTHS ENDED SEPTEMBER 1, 1998
                                  --------------------------------------------
                                                                           Company                     Interest
                                                                            Stock        Mutual         Income
                                                           Total            Fund          Fund           Fund
                                                         ---------         -------      --------      ---------
ADDITIONS:
  Participant contributions                              $  30,996          $  29       $    585      $  30,382
  Employer contributions                                     5,456             14            143          5,299
  Interest income                                           24,013              3              3         24,007
  Dividend income                                              155             19            136             -
  Interfund transfers                                           -              -           1,659         (1,659)
  Other additions                                            2,043             -              -           2,043
  Net unrealized depreciation of investments                  (470)          (141)          (329)            -
  Net realized gain on sale of investments                     152             -             152          2,043
                                                         ---------          -----       --------      ---------
                                                            62,345            (76)         2,349         60,072
                                                         ---------          -----       --------      ---------
DEDUCTIONS:
  Participant withdrawals                                   74,163             -             817         73,346
                                                         ---------          -----       --------      ---------
                                                            74,163             -             817         73,346
                                                         ---------          -----       --------      ---------
      Net increase (decrease)                              (11,818)           (76)         1,532        (13,274)

TRANSFER OF ASSETS TO THE ANGELICA
  CORPORATION RETIREMENT SAVINGS PLAN                     (616,366)          (893)       (11,254)      (604,219)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                        628,184            969          9,722        617,493
                                                         ---------          -----       --------      ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  SEPTEMBER 1, 1998                                      $      -           $  -        $     -       $      -
                                                         =========          =====       ========      =========

                      The accompanying notes are an integral part of this statement.

                     THE ANGELICA CORPORATION
                     ------------------------

                       SAVANNAH 401(k) PLAN
                       --------------------


     NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
     --------------------------------------------------------

             SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
             ----------------------------------------


1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Savannah 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

Termination
-----------

Effective September 1, 1998, the Plan was merged into The Angelica Corporation Retirement Savings Plan (the RSP Plan). All accounts in the Plan were transferred to the trustee of the RSP Plan with individual investments and plan elections for each participant remaining unchanged.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Banker's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Savannah, Tennessee, plant who have either (i)completed one year of service with the Company and are age 21 or older or (ii)completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of September 1, 1998, and December 31, 1997, the Plan had $-0- and $930, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

    Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
           This fund is invested in Angelica Corporation Common
           Stock.

         Mutual Fund
           Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Effective April 1, 1991, participants could no longer make contributions into the MFS Growth Opportunities Fund but are not required to transfer their account balances elsewhere.

         Interest Income Fund
           This fund is invested in group annuity contracts with Society National Bank.

         Directed Purchase of Life Insurance
           Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of September 1, 1998, and December 31, 1997, are as follows:

    September 1, 1998:
       None                                         $     -

    December 31, 1997:
       Society National Bank MGD GIC Fund           $557,091
       Boatmen's BT Short-Term Investment Fund        35,904

4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

                                                          SCHEDULE I









                     THE ANGELICA CORPORATION
                     ------------------------

                       SAVANNAH 401(k) PLAN
                       --------------------


    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
    ----------------------------------------------------------

                        SEPTEMBER 1, 1998
                        -----------------

                                              Number of
                                              Shares or
                                              Principal                        Fair
                                                Amount            Cost        Value
                                              ---------           ----        -----
None



              The accompanying notes are an integral part of this schedule.

                                                      SCHEDULE II









                                            THE ANGELICA CORPORATION
                                            ------------------------

                                              SAVANNAH 401(k) PLAN
                                              --------------------


                             ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                             -----------------------------------------------------

                                 FOR THE EIGHT MONTHS ENDED SEPTEMBER 1, 1998
                                 --------------------------------------------

                                                   Purchases                                     Sales
                                           -----------------------        ---------------------------------------------------
                                             Number of    Purchase         Number of     Sales         Cost of          Gain/
Description of Asset                       Transactions    Price          Transactions   Price          Assets         (Loss)
--------------------                       ------------   --------        ------------  --------       --------        ------
BT Pyramid Cash Investment
  Fund<Fb>                                      108       $269,371             54       $269,371       $269,371        $  -

Angelica Savannah Union
  Secured Promissory Notes
  Variable Rates and
  Maturities<Fb>                                 15         41,200             20         13,116         13,116           -

<Fa> Represents transactions or a series of transactions in excess of
     5% of the fair value of plan assets at the beginning of the year.

<Fb> Also a party-in-interest.


                             The accompanying notes are an integral part of this schedule.

                                                           Exhibit 23
                                                           of 11-K


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Savannah 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-625.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 27, 1999
                                   -13-